EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117248, 333-17773, 333-15711, 333-89855, 333-69098, 333-42377, 333-106753, 333-106752 and 333-106751) of Gray Television, Inc. of our reports dated March 14, 2007 relating to our audits of the consolidated financial statements, financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Gray Television, Inc. for the year ended December 31, 2006.
/s/ McGladrey & Pullen, LLP
Ft. Lauderdale, FL
March 14, 2007